STOCK PURCHASE AGREEMENT

             THIS STOCK PURCHASE AGREEMENT is made and entered into this 25th day of June, 1998, by and among WILDFIRE CAPITAL CORPORATION, a corporation incorporated under the laws of the State of Nevada (the "Purchaser"), PACIFIC MAGTRON, INC., a corporation incorporated under the laws of the State of California ("Company") and THEODORE S. LI, a married man, and HUI LEE, a married woman, collectively, (the "Selling Shareholders").

                              W I T N E S S E T H :

             WHEREAS,   the  Purchaser  desires  to  acquire  from  the  Selling
Shareholders all of the issued and outstanding capital stock of the Company on the terms and conditions hereinafter set forth; and

             WHEREAS, the Company and the Selling Shareholders deem it advisable and for their benefit to sell their shares of capital stock of the Company to the Purchaser, believing that it will contribute materially to the growth and profitability of the Company.

             NOW, THEREFORE, in consideration of the premises and the agreements and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

             For all purposes of this Agreement:

             1.1 "PURCHASER SHARES" means the shares of common stock, par value $.001 per share, of the Purchaser.

             1.2 "FISCAL YEAR" means the period from January 1 through December 31 for each year referenced.

                         The parties  contemplate that (i) after the Closing the
Purchaser will own one hundred percent (100%) of the Company, and (ii) the Company, as a new member of the Purchaser's

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consolidated  group, will have its financial results included in the Purchaser's financial results and have its federal income tax returns consolidated with the federal income tax returns of the Purchaser covering the appropriate periods as a result of its joining the Purchaser's consolidated group. The parties agree that accountants of the Company may be requested to perform such review as may be necessary to have financial results sufficient to prepare a consolidated federal income tax return for the Company for any years required by the Internal Revenue Code. The Purchaser shall have the right to have such tax return reviewed by a representative of an accounting firm designated by the Purchaser. However, the Company shall retain all responsibility and authority with respect to such tax return.

                         At the appropriate times, the Purchaser may require the
auditors of the Company to prepare (i) reviewed financial statements for the Company for the 1996 and 1997 Fiscal Years and for the nine months ended September 30, 1998 and (ii) such financial statements regarding the Company as the Purchaser reasonably requests for use in preparing its consolidated federal income tax returns.

             1.3 "COMPANY FINANCIAL STATEMENTS" means the (i) unaudited financial statements of the Company for its fiscal years ended December 31, 1996 and 1997, (ii) the unaudited financial statements of the Company for the three-month period ended March 31, 1998 and (iii) the audited financial statements of the Company which will be prepared for the fiscal years ended December 31, 1996 and 1997 and the nine months ended September 30, 1998. The Company will prepare the items in (i) and (ii) above, include them in Schedule
1.3 and deliver them prior to the Closing. The Company will prepare the items in
(iii) above, include them in Schedule 1.3 and deliver them on or before December 31, 1998 or at the Closing, whichever is later.

             1.4 "COMPANY SHARES" means the shares of the common stock of the Company, no par value per share, which have been issued and which are held by the Selling Shareholders.

             1.5 "PURCHASER FINANCIAL STATEMENTS" means the audited consolidated financial statements of the Purchaser for the 1996 and 1997 Fiscal Years and its unaudited financial statements for the six months ended June 30, 1998. The Purchaser has previously delivered the consolidated financial statements for the 1996 and 1997 Fiscal Years to the Selling Shareholders, which are included in
Schedule 1.5. The Purchaser will prepare its unaudited financial statements for the six months ended June 30, 1998, include them in Schedule 1.5 and deliver them to the Selling Shareholders prior to the Closing.

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             1.6  "CONFIDENTIAL   INFORMATION"  means  (i)  any  proprietary  or
confidential information or know-how whether or not in written form and refers to any information, not generally known in the relevant trade or industry, which was obtained from one of the parties to this Agreement, or which was learned, discovered, developed, conceived, originated or prepared by one of the parties or its employees or agents or representatives in the scope of their employment or consultancy; (ii) customer lists and related data base information, vendor lists and related data base information, including existing and after acquired vendors, product lines, including, but not limited to, any new lines or vendors brought in by any employee, invoices, purchase orders, and related documents containing customer and vendor information, marketing strategy, buying strategy, including names and lists of buyers, cost structures, methods and strategies on approaching vendors and suppliers, software, technical and business information relating to a party's inventions or products, research and development, production processes, manufacturing and engineering processes, machines and equipment, finances, marketing and production and future plans and any other
information  which  is  identified  by  a  party  as  confidential;   and  (iii)
information related to pricing, commissions, methods, processes, suppliers, financial data, lists, computer programs, software or procedures, discoveries,
improvements,   inventions,  ideas,  lists,  apparatus,   statistics,  programs,
research, development, or related information of the Purchaser or the Company and the Selling Shareholders.

                                    ARTICLE 2

                                PURCHASE AND SALE

             2.1 PURCHASE AND SALE. Upon the terms and subject to the conditions contained herein, the Selling Shareholders, agree to sell and transfer the Company Shares to the Purchaser, and the Purchaser agrees to purchase and pay for the Company Shares by issuing restricted Purchaser Shares to the Selling Shareholders in accordance with Schedule 2.1. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of the Purchaser, 1600 California Circle, Milpitas, California, 95035 on the date established pursuant to Section 11.1, "Closing Date" (the "Closing Date"). The parties intend that the exchange of the Company Shares for the Purchaser Shares contemplated by this Agreement will be a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code, as amended.

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                                    ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

             Except  as  disclosed  in the  Disclosure  Schedules  noted in this
Article 3 to be delivered by the Purchaser to the Selling Shareholders on or before June 25, 1998 and subsequently disclosed in any Supplemental Disclosure Schedules to be delivered by the Purchaser to the Selling Shareholders on or before the Closing Date, or thereafter in the case of certain Purchaser Financial Statements, the Purchaser represents and warrants to the Selling Shareholders as of the date hereof and as of the Closing Date as follows:

             3.1 AUTHORITY AND VALIDITY. This Agreement is valid and binding upon the Purchaser and neither the execution nor the delivery of this Agreement by the Purchaser, nor the performance by it of any of the covenants or obligations to be performed by the Purchaser hereunder, after the conditions precedent to its obligations set forth in Article 9, "Conditions Precedent to Obligations of the Purchaser," have been satisfied, will result in any violation of any order, decree or judgment of any court or other governmental body, or statute or law applicable to the Purchaser, or in any breach of any terms or provisions of the Purchaser's Articles of Incorporation or Bylaws, or constitute a default under any indenture, mortgage, deed of trust or other contract to which the Purchaser is a party or by which it is bound, or cause the creation of a lien or encumbrance on any properties owned by it or leased to it.

             3.2 GOVERNMENT APPROVALS. No consent, approval or authorization of, or notification to or registration with, any governmental authority is required in connection with the execution, delivery and performance of this Agreement by the Purchaser.

             3.3 ORGANIZATION. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to carry on its business as now being conducted and to execute, deliver and perform its obligations under this Agreement.

             3.4 FINANCIAL STATEMENTS. The Purchaser Financial Statements, with accompanying notes, made available by the Purchaser to the Selling Shareholders and the Company, fairly present the financial position of the Purchaser at the dates of the Purchaser Financial Statements and the results of

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its operations  and changes in its financial  position for the years and periods ended on such dates, in conformity with accounting principles as generally accepted and consistently applied.

             3.5 ABSENCE OF CHANGE. There has been no material adverse change in the business, properties or the consolidated condition, financial or otherwise, of the Purchaser since December 31, 1997.

             3.6  CAPITALIZATION.  The authorized capital stock of the Purchaser consists of 25,000,000 shares, par value $.001 per share, of which 1,500,000 shares are issued and outstanding. The Purchaser Shares are validly issued, fully paid and nonassessable. The Purchase Shares constitute the only outstanding shares of the capital stock of the Purchaser of any nature whatsoever, voting and nonvoting. The records of the Purchaser's transfer agent, Colonial Stock Transfer, 4455 East 400 S., Suite 100, Salt Lake City, Utah 84111, as set forth on Schedule 3.6, are accurate in all respects and reflect all of the issued and outstanding shares of capital stock of the Company. All shares of capital stock of the Purchaser are required to be certificated, and the Purchaser has not executed and delivered any certificates for shares in excess of the number of issued shares of the Purchaser set forth in Schedule
3.6. There are, and at the closing will be, no outstanding options, warrants or other rights for the purchase of, or any securities convertible into, capital stock of the Company, whether issued, unissued or held in its treasury.

             3.7 DISCLOSURE STATEMENT. Set forth as Schedule 3.7 is a Disclosure Statement constituting the Purchaser's filings in compliance with the disclosure requirements of Rule 15c2-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The information with respect to the Purchaser contained in the Disclosure Statement does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made in the Disclosure Statement and the Schedules thereto not misleading.

             3.8 NO SUBSIDIARIES. The Purchaser does not own five percent (5%) or more of the voting securities of any corporation (or would own such securities in such amount upon the closing of any existing purchase obligations for securities).

             3.9 FINANCIAL STATEMENTS. The Purchaser Financial Statements that have been provided to the Selling Shareholders (i) have been prepared from the books and records of the Purchaser

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and (ii) fairly and accurately present the financial  condition of the Purchaser as of the date thereof and, except as disclosed therein, were prepared in accordance with generally accepted accounting principles, and (iii) contain and reflect all necessary adjustments for a fair and accurate presentation of the financial condition as of such date. Except as and to the extent reflected or reserved against in such Purchaser Financial Statements, otherwise expressly disclosed therein or as disclosed in Schedule 3.11, the Purchaser has no liabilities or obligations, contingent or otherwise, of a nature required to be reflected in the Purchaser Financial Statements, in accordance with generally accepted accounting principles.

             3.10  ABSENCE OF CERTAIN  CHANGES.  Except as set forth in Schedule
3.10 or as otherwise provided herein, the Purchaser has not since December 31, 1997:

                         3.10.1 Suffered any material change adversely affecting
its assets, liabilities, financial condition or business;

                         3.10.2  Made a  material  change  in  the  compensation
payable or to become payable to any of its employees or agents, or in any bonus payments or arrangements made to or with any of its employees or agents;

                         3.10.3 Paid or declared any  dividends  or  distributed
any of its assets of any kind whatsoever to any of its shareholders;

                         3.10.4  Issued any stock,  or granted any stock options
or warrants to purchase stock;

                         3.10.5  Sold  or  transferred  any  of  its  assets  or
canceled any indebtedness or claims owing to it except in the ordinary course of business, consistent with its past practices;

                         3.10.6  Sold,  assigned or  transferred  any  formulas,
inventions, patents, patent applications, trademarks, trade names, copyrights, licenses, computer programs or software, know-how or other intangible assets;

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                         3.10.7 Amended or terminated any contract, agreement or
license to which it is a party otherwise than in the ordinary course of business or as may be necessary or appropriate for the consummation of the transactions described in this Agreement;

                         3.10.8  Borrowed  any money or  incurred,  directly  or
indirectly (as a guarantor or otherwise), any indebtedness except in the ordinary course of business, consistent with its past practices;

                         3.10.9  Discharged or satisfied any lien or encumbrance
or paid any obligation or liability (absolute or contingent), other than current liabilities shown on the Purchaser Financial Statements or current liabilities incurred since such date in the ordinary course of business, consistent with its past practices;

                         3.10.10 Mortgaged, pledged or subjected to lien, charge
or other encumbrance any of its assets; or

                         3.10.11  Entered into or  committed to any  transaction
other than transactions in the ordinary course of business, consistent with past practices.

             3.11  CONTRACTS AND OTHER  DOCUMENTS.  Attached  hereto as Schedule
3.11 is a complete schedule listing all documents to which the Purchaser is a party or under which it has any liability in excess of $5,000 per annum. All such contracts, documents and agreements listed on Schedule 3.11 are valid and enforceable and accurate and complete copies of such contracts, documents and agreements (or, with the consent of the Selling Shareholders forms thereof) as have been requested by the Selling Shareholders have been provided to the Selling Shareholders. Except as disclosed on Schedule 3.11 hereof, the Purchaser is not or will not be, merely with the passage of time, in default under any such contract, including those listed on Schedule 3.11. Except as specified on
Schedule 3.11, there is no requirement for any contract or agreement to which the Purchaser is a party to be novated or to have the consent of the other contracting party in order for the contract or agreement to be valid, effective and enforceable by the Purchaser after the Closing as it was immediately prior thereto.

             3.12  TITLE  TO  PROPERTIES  AND  ASSETS.  Except  as set  forth in
Schedule 3.12, the Purchaser does not presently own or lease any real property. The Purchaser has good title to all tangible

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personal  property  reflected  on its books and records as owned by it, free and clear of all liens and encumbrances, except (i) liens for current taxes and (ii) other liens or encumbrances that do not materially impair the use of the property subject thereto. Such tangible personal property is in satisfactory condition and suitable for the purpose for which it is being used, subject in each case to consumption in the ordinary course, ordinary wear and tear and ordinary repair, maintenance and periodic replacement.

             3.13  ABSENCE OF  UNDISCLOSED  LIABILITIES.  Except as set forth in
Schedule 3.13, the Purchaser is not subject to any liabilities, including contingent liabilities, liabilities for unperformed obligations, and liabilities for unasserted claims.

             3.14 ABSENCE OF PENSION LIABILITY.

                         3.14.1 The  Purchaser has no liability of any nature to
any person or entity for pension or retirement obligations, vested or unvested, to or for the benefit of any of its existing or former employees.

                         3.14.2   The    consummation   of   the    transactions
contemplated by this Agreement will not entitle any employee of the Purchaser to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, including the Schedules, or accelerate the time of payment or increase the amount of compensation due to any such employee.

                         3.14.3  Except  as set  forth  on  Schedule  3.14,  the
Purchaser presently has no employee benefit plans and has no announced plan or legally binding commitment to create any employee benefit plans.

             3.15 ABSENCE OF LIENS. There are no outstanding mechanics', materialmen's', laborers' or other liens or encumbrances filed or enforceable against any property owned by or in the possession of the Purchaser, or, to the best knowledge of the Purchaser, threatened to be filed against any property owned by the Purchaser or in its possession, which properly may be filed against such property or which are the subject of any lawsuit against the Purchaser.

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             3.16 TAX RETURNS. The Purchaser (and any predecessor corporation or partnership as to which either of them is the transferee or successor) has filed, or has secured an extension and will (within the permitted extension) file, all tax returns, including federal, state, local and foreign tax returns, tax reports and forms, as to which the due date for filing is prior to the Closing Date; has reported all reportable income on such returns; has adopted and followed in the preparation of such returns methods of accounting accepted by law, and has not changed any methods of accounting without compliance with procedures required by law; has not deducted any expenses or charges or claimed any credits which are not allowable; and has paid, or accrued and reserved for, all taxes, penalties and interest shown to be due or required to be paid pursuant to the returns as filed, or as adjusted pursuant to amendment or correction. The Purchaser has no knowledge of any claim for taxes, penalties or interest thereon in addition to those for which such taxes, penalties or interest have been paid or accrued.

             3.17 SECURITIES LAW MATTERS.

                         3.17.1 The Purchaser is a publicly  owned company whose
shares of capital stock are not actively traded. The Purchaser is not a reporting company under the Exchange Act;

                         3.17.2 The Purchaser has :

                                      3.17.2.1 offered and sold 1,000,000 shares
of its Common Stock in an offering exempt from registration under Section 5 in compliance with the Securities Act of 1933, as amended (the "Securities Act") by virtue of Rule 504 under Regulation D under the Securities Act, and offered and sold such shares within the State of Nevada in compliance with the applicable securities laws of such state, and the purchasers of such shares are set forth in Schedule 3.17.2.1;

                                      3.17.2.2  offered and sold 500,000  shares
of its Common Stock in an offering exempt from registration under Section 5 of the Securities Act by virtue of Section 4(2) of the Securities Act and offered and sold such shares within the State of Nevada in compliance with the applicable securities of such state;

                                      3.17.2.3 and the officers and directors of
the Purchaser have, to the best of the knowledge of Thomas Hofer ("Hofer"), made no statements to the Purchaser's shareholders

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or third parties  respecting the  Purchaser's  acquisition of the Company or any particular return that a shareholder may expect on such shareholder's investment in the Purchaser's Common Stock;

                                      3.17.2.4 met all  applicable  requirements
to have its Common Stock traded, and its Common Stock does trade, on the Nasdaq Bulletin Board;

                                      3.17.2.5  prepared the  disclosures  to be
included in the filing made by Alpine Securities Corporation to comply with Rule 15c2-11 of the Exchange Act;

                                      3.17.2.6  made  all  filings  and  reports
required under all local, state and federal laws with respect to its business or any predecessor entity or partnership; and

                                      3.17.2.7  made  all  filings  and  reports
required by the Securities and Exchange Commission ("SEC").

                         3.17.3 The Purchaser is purchasing  the Company  Shares
for its own account and for investment and not with a view to, or for sale in connection with, any distribution of the Company Shares.

             3.18 LITIGATION. There are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or (to the best of the Purchaser's knowledge) threatened, or any customer complaints which have not been resolved or settled, and there are no investigations pending or threatened against the Purchaser (or involving the industry in which they are members) which relate to and could have a material adverse effect on the properties, businesses or assets of the Purchaser or which could adversely affect the validity or enforceability of this Agreement or the obligation or ability of the Purchaser to perform its obligations under this Agreement or to carry out the transactions contemplated by this Agreement.

             3.19 COMPLIANCE WITH LAWS. The Purchaser has conducted, and is continuing to conduct, its business in material compliance with, and is in material compliance with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any material respect to its operations, conduct of business or use of properties, including, without limitation, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination,

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retirement,  benefits,  pensions,  working  conditions,  and  worker  safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement will not, separately or jointly, violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by the Purchaser to be created thereunder. There are no proposed changes in any applicable statutes, orders, rules and regulations promulgated by governmental authorities that would cause any representation or warranty contained in this Section to be untrue.

             3.20 CERTAIN ACTIVITIES. The Purchaser has not, directly or indirectly, engaged in or been a party to any of the following activities:

                         3.20.1 Bribes, kickbacks or gratuities to any person or
entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course);

                         3.20.2 Contributions  (including gifts),  whether legal
or not legal, made to any domestic or foreign political party, political candidate or holder of political office;

                         3.20.3  Holding of or  participation  in bank accounts,
funds or pools of funds created or maintained in the U.S. or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

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                         3.20.4  Receiving  or  disbursing  monies,  the  actual
nature of which has been improperly disguised or intentionally misrecorded on or improperly omitted from the corporate books of account;

                         3.20.5  Paying fees to domestic or foreign  consultants
or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

                         3.20.6   Paying  or   reimbursing   (including   gifts)
personnel of the Purchaser for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Paragraphs 3.20.1 through 3.20.5 above;

                         3.20.7  Participating  in any  manner  in any  activity
which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

                         3.20.8   Making   or   permitting   unlawful   charges,
mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.

             3.21 INSURANCE COVERAGE. All policies of fire, liability or other forms of insurance which the Purchaser has obtained are set forth on Schedule
3.21. All of the insurance represented by such policies is in full force and effect.

             3.22 ARTICLES OF INCORPORATION AND BY-LAWS. The Purchaser has delivered to the Selling Shareholders true, accurate and complete copies of the Articles of Incorporation and By-Laws of the Purchaser, together with all amendments to each of the same as of the date of this Agreement.

             3.23 CORPORATE MINUTES. The minute books of the Purchaser made available for inspection by the Selling Shareholders prior to the Closing are the correct and only such minute books and contain complete and accurate records of any and all proceedings and actions at all meetings (including written consents executed in lieu of meetings) of its shareholder and Board of Directors and

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committees thereof, through the Closing Date. The stock records of the Purchaser made available for inspection by the Selling Shareholders prior to the Closing are the correct and only such stock records and each accurately reflect all issues and transfers of record of the capital stock of the Purchaser.

             3.24 DEFAULT ON INDEBTEDNESS. The Purchaser is not in default in any respect under any evidence of indebtedness for borrowed money.

             3.25 CONSENTS. The Purchaser does not require any authorizations, consents, approvals and waivers or other actions in order to make any license, lease, contract or agreement listed under Schedule 3.13 valid and fully enforceable by the Purchaser and effective after the issuance of the Purchaser Shares to the Selling Shareholders as such license, lease, contract or agreement was immediately prior thereto.

             3.26 INDEBTEDNESS TO PURCHASER. No employee, officer or director of the Purchaser or any third party is indebted to the Purchaser.

             3.27 COMPLETENESS OF REPRESENTATIONS AND SCHEDULES. The Schedules hereto, where applicable to the Purchaser, completely and correctly present in all material respects the information required by this Agreement. This Agreement, the certificates to be delivered by the Purchaser at the Closing, the Schedules and the provisions of this Article 3, and the documents and written information pertaining to the Purchaser furnished to the Selling Shareholders or their agents by or on behalf of the Purchaser, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information not misleading.

                                    ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF SELLING SHAREHOLDERS

             Except  as  disclosed  in the  Disclosure  Schedules  noted in this
Article 4 and Article 5, "Representations and Warranties of the Company," to be delivered by the Selling Shareholders and the Company to the Purchaser on or before June 25, 1998 and subsequently disclosed in any Supplemental Disclosure Schedules to be delivered by the Selling Shareholders and the Company to the Purchaser on the Closing Date, or thereafter in the case of certain Company Financial Statements, the

Selling Shareholders hereby represent and warrant to the Purchaser as of the date hereof and as of the Closing Date as follows:

             4.1 AUTHORITY AND VALIDITY.

                         4.1.1  This  Agreement  is valid and  binding  upon the
Selling Shareholders and neither the execution nor delivery of this Agreement by the Selling Shareholders nor the performance by the Selling Shareholders of any of their respective covenants or obligations hereunder will constitute a default under any contract, agreement or obligation to which the Selling Shareholders are a party or by which the Selling Shareholders or any of their respective properties is bound. This Agreement is enforceable severally against the Selling Shareholders in accordance with its terms.

                         4.1.2 The execution,  delivery and  performance of this
Agreement by the Company have been duly authorized by its Board of Directors. This Agreement is valid and binding upon the Company, and is enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agreement by the Company will not result in the violation or breach of any term or provision of charter instruments applicable to the Company or constitute a default under any indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which it or any of its properties is bound, or cause the creation of a lien or encumbrance on any properties owned by or leased to or by it.

             4.2 GOVERNMENTAL APPROVALS. No consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by the Selling Shareholders or the Company.

             4.3 TITLE. Each of the Selling Shareholders has full right and title to the number of the Company Shares set forth opposite his or her name in
Schedule 4.3; such Company Shares constitute all the Company Shares which are owned, directly or indirectly, by the Selling Shareholders; and at the time of transfer thereof to the Purchaser, all of the Company Shares to be transferred by the Selling Shareholders will be free of all liens, claims or encumbrances of any kind, and will be fully transferable to the Purchaser.

             4.4 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized and existing in good standing under the laws of the State of California. The Company has full corporate power and authority to carry on its business as now conducted and to own or lease and operate the properties and assets now owned or leased and operated by it. The Company is duly qualified to transact business in all states and jurisdictions in which the business or ownership of its property makes it necessary so to qualify (other than jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter).

             4.5 CAPITALIZATION. The authorized capital stock of the Company consists solely of Company Shares, as set forth in Schedule 4.5. The Company Shares are validly issued, are fully paid and nonassessable, and subject to no restrictions on transfer. The Company Shares constitute the only outstanding shares of the capital stock of the Company of any nature whatsoever, voting and non-voting. All shares of capital stock of the Company are required to be certificated, and the Company has executed and delivered no certificates for shares in excess of the number of issued shares of the Company set forth above. There are, and at Closing will be, no outstanding options, warrants or other rights for the purchase of, or any securities convertible into, capital stock of the Company, whether issued, unissued or held in its treasury.

             4.6 NO SUBSIDIARIES. The Company does not own five percent (5%) or more of the voting securities of any corporation (or would own such securities in such amount upon the closing of any existing purchase obligations for securities).

             4.7 FINANCIAL STATEMENTS. The Company Financial Statements which have been provided to the Purchaser (i) have been prepared from the books and records of the Company and (ii) fairly and accurately presents the financial condition of the Company as of the date thereof and, except as disclosed therein, were prepared in accordance with generally accepted accounting principles, and (iii) contain and reflect all necessary adjustments for a fair and accurate presentation of the financial condition as of such date. Except as and to the extent reflected or reserved against in such Company Financial Statements, or otherwise expressly disclosed therein, the Company has no liabilities or obligations, contingent or otherwise, of a nature required to be reflected in the Company Financial Statements, in accordance with generally accepted accounting principles.

             4.8 DISCLOSURE STATEMENT. Set forth as Exhibit 4.8 is a disclosure statement ("Disclosure Statement") of the Company. The information with respect to the Company is contained in the Disclosure Statement and does not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements made in the Disclosure Statement and the exhibits thereto not misleading.

             4.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 4.9 or otherwise provided herein, the Company has not since December 31, 1997:

                         4.9.1 Suffered any material change adversely  affecting
its assets, liabilities, financial condition or business;

                         4.9.2  Made  a  material  change  in  the  compensation
payable or to become payable to any of its employees or agents, or in any bonus payments or arrangements made to or with any of its employees or agents;

                         4.9.3 Paid or declared any dividends or distributed any
of its assets of any kind whatsoever to any of its shareholders;

                         4.9.4 Issued any stock, or granted any stock options or
warrants to purchase stock;

                         4.9.5 Sold or transferred any of its assets or canceled
any indebtedness or claims owing to it except in the ordinary course of business, consistent with its past practices;

                         4.9.6  Sold,  assigned  or  transferred  any  formulas,
inventions, patents, patent applications, trademarks, trade names, copyrights, licenses, computer programs or software, know-how or other intangible assets;

                         4.9.7 Amended or terminated any contract,  agreement or
license to which it is a party otherwise than in the ordinary course of business or as may be necessary or appropriate for the consummation of the transactions described in this Agreement;

                         4.9.8  Borrowed  any  money or  incurred,  directly  or
indirectly (as a guarantor or otherwise), any indebtedness except in the ordinary course of business, consistent with its past practices;

                         4.9.9  Discharged or satisfied any lien or  encumbrance
or paid any obligation or liability (absolute or contingent), other than current liabilities shown on the Company Financial Statements or current liabilities incurred since such date in the ordinary course of business, consistent with its past practices;

                         4.9.10 Mortgaged,  pledged or subjected to lien, charge
or other encumbrance any of its assets; or

                         4.9.11  Entered into or  committed  to any  transaction
other than transactions in the ordinary course of business, consistent with past practices.

             4.10  CONTRACTS AND OTHER  DOCUMENTS.  Attached  hereto as Schedule
4.10 is a complete schedule listing of all documents to which the Company is a party or under which it has any liability. All such contracts, documents and agreements listed on Schedule 4.10 are valid and enforceable and accurate and complete copies of such contracts, documents and agreements (or, with the consent of the Purchaser, forms thereof) as have been requested by the Purchaser have been provided to the Purchaser. Except as disclosed on Schedule 4.10 hereof, the Company is not or will not be, merely with the passage of time, in default under any such contract, including those listed on Schedule 4.10. Except as specified on Schedule 4.10, there is no requirement for any contract or agreement to which the Company is a party to be novated or to have the consent of the other contracting party in order for the contract or agreement to be valid, effective and enforceable by the Company after the Closing as it was immediately prior thereto.

             4.11  TITLE  TO  PROPERTIES  AND  ASSETS.  Except  as set  forth in
Schedule 4.11, the Company does not presently own or lease any real property. The Company has good title to all tangible personal property reflected on its books and records as owned by it, free and clear of all liens and encumbrances, except (i) liens for current taxes, and (ii) other liens or encumbrances that do not materially impair the use of the property subject thereto. Such tangible personal property is in satisfactory condition and suitable for the purpose for which it is being used, subject in each case to consumption in the ordinary course, ordinary wear and tear and ordinary repair, maintenance and periodic replacement.

             4.12 ABSENCE OF UNDISCLOSED LIABILITIES. The Company is not subject to any liabilities, including contingent liabilities, liabilities for unperformed obligations, and liabilities for unasserted claims, other than liabilities and obligations incurred in the ordinary course of business, none of which is materially adverse.

             4.13 ABSENCE OF PENSION LIABILITY.

                         4.13.1 The  Company has no  liability  of any nature to
any person or entity for pension or retirement obligations, vested or unvested, to or for the benefit of any of its existing or former employees.

                         4.13.2   The    consummation   of   the    transactions
contemplated by this Agreement will not entitle any employee of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, including the Schedules, or accelerate the time of payment or increase the amount of compensation due to any such employee.

                         4.13.3  Except  as set  forth  on  Schedule  4.13,  the
Company presently has no employee benefit plans and has no announced plan or legally binding commitment to create any employee benefit plans.

             4.14 ABSENCE OF LIENS. Except as set forth in Schedule 4.14, there are no outstanding mechanics', materialmens', laborers' or other liens or encumbrances filed or enforceable against any property owned by or in the possession of the Company, or, to the best knowledge of the Selling Shareholders, threatened to be filed against any property owned by the Company or in its possession, which properly may be filed against such property or which are the subject of any lawsuit against the Company.

             4.15 TAX RETURNS. The Company (and any predecessor corporation or partnership as to which either of them is the transferee or successor) has timely filed, or has timely secured an extension and will (within the permitted extension) file, all tax returns, including federal, state, local and foreign tax returns, tax reports and forms, as to which the due date for filing is prior to the Closing Date; has reported all reportable income on such returns; has adopted and followed in the preparation of such returns methods of accounting accepted by law, and has not changed any methods of accounting without compliance with procedures required by law; has not deducted any expenses or charges or claimed any credits which are not allowable; and has paid, or accrued and reserved for, all taxes, penalties and interest shown to be due or required to be paid pursuant to the returns as filed, or as adjusted pursuant to amendment or correction. The Selling Shareholders have no knowledge of any claim for taxes, penalties or interest thereon in addition to those for which such taxes, penalties or interest have been paid or accrued.

             4.16 LITIGATION. Except as set forth on Schedule 4.16, there are no lawsuits, arbitration actions or other proceedings (equitable, legal, administrative or otherwise) pending or (to the best of the Selling Shareholders' knowledge) threatened, or any customer complaints which have not been resolved or settled, and there are no investigations pending or threatened, against the Selling Shareholders or the Company (or involving the industry in which they are members) which relate to and could have a material adverse effect on the properties, businesses or assets of the Company or which could adversely affect the validity or enforceability of this Agreement or the obligation or ability of the Selling Shareholders or the Company to perform their respective obligations under this Agreement or to carry out the transactions contemplated by this Agreement.

             4.17  COMPLIANCE  WITH LAWS.  The  Company  has  conducted,  and is continuing to conduct, its business in material compliance with, and is in material compliance with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any material respect to its operations, conduct of business or use of properties, including, without limitation, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations. The execution, delivery and performance of this Agreement by the Selling Shareholders and the Company and the consummation by the Selling Shareholders and the Company of the transactions contemplated by this Agreement will not, separately or jointly, violate, contravene or constitute a default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by the Company to be created thereunder. There are no proposed changes in any applicable statutes, orders, rules and regulations promulgated by governmental authorities that would cause any representation or warranty contained in this Section to be untrue.

             4.18  CERTAIN   ACTIVITIES.   The  Company  has  not,  directly  or
indirectly, engaged in or been a party to any of the following activities:

                         4.18.1 Bribes, kickbacks or gratuities to any person or
entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course).

                         4.18.2 Contributions  (including gifts),  whether legal
or not legal, made to any domestic or foreign political party, political candidate or holder of political office;

                         4.18.3  Holding of or  participation  in bank accounts,
funds or pools of funds created or maintained in the U.S. or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

                         4.18.4  Receiving  or  disbursing  monies,  the  actual
nature of which has been improperly disguised or intentionally misrecorded on or improperly omitted from the corporate books of account;

                         4.18.5  Paying fees to domestic or foreign  consultants
or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

                         4.18.6   Paying  or   reimbursing   (including   gifts)
personnel of the Company for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Paragraphs 4.18.1 through 4.18.5 above;

                         4.18.7  Participating  in any  manner  in any  activity
which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

                         4.18.8   Making   or   permitting   unlawful   charges,
mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.

             4.19 INSURANCE COVERAGE. All policies of fire, liability or other forms of insurance which the Company has obtained are set forth on Schedule
4.19. All of the insurance represented by such policies is in full force and effect.

             4.20 ARTICLES OF INCORPORATION AND BY-LAWS. The Company has delivered to the Purchaser true, accurate and complete copies of the Articles of Incorporation and By-Laws of the Company, together with all amendments to each of the same as of the date of this Agreement.

             4.21 CORPORATE MINUTES. The minute books of the Company delivered to the Purchaser at the Closing are the correct and only such minute books and do and will contain complete and accurate records of any and all proceedings and actions at all meetings (including written consents executed in lieu of meetings) of its shareholder and Board of Directors and committees thereof, through the Closing Date. The stock records of the Company delivered to the Purchaser at the Closing are the correct and only such stock records and each accurately reflect all issues and transfers of record of the capital stock of the Company.

             4.22 DEFAULT ON INDEBTEDNESS. The Company is not in default in any respect under any evidence of indebtedness for borrowed money.

             4.23 CONSENTS. The Company does not require any authorizations, consents, approvals and waivers or other actions in order to make any license, lease, contract or agreement listed under Schedule 4.23 valid and fully enforceable by the Selling Shareholders and the Company and effective after the issuance of the Company Shares to the Purchaser as such license, lease, contract or agreement was immediately prior thereto.

             4.24  SATISFACTION  OF  INDEBTEDNESS.  Schedule 4.24 sets forth the
indebtedness  of  the  Selling   Shareholders,   any  employee  of  the  Selling
Shareholders, any employee of the Company, or any other party, to the Company.

             4.25 COMPLETENESS OF REPRESENTATIONS AND SCHEDULES. The Schedules hereto, where applicable to the Selling Shareholders and the Company, completely and correctly present in all material respects the information required by this Agreement. This Agreement, the certificates to be delivered by the Selling Shareholders at the Closing, the Schedules and the provisions of this Article 4, and the documents and written information pertaining to the Company furnished to the Purchaser or its agents by or on behalf of the Selling Shareholders or the Company, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information not misleading.

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

             5.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Independent of the representations and warranties of the Selling Shareholders in Article 4, "Representations and Warranties of Selling Shareholders," the Company represents and warrants to the Purchaser all of the matters regarding the Company set forth in Sections 4.1, 4.2 and 4.4 through 4.25, and matters regarding the Company specifically represented and warranted in those Sections to the knowledge of the Selling Shareholders are represented and warranted in this Section to the knowledge of the Company.

                                    ARTICLE 6

        PRE-CLOSING COVENANTS OF THE SELLING SHAREHOLDERS AND THE COMPANY

             The Selling Shareholders and the Company independently covenant and agree, pending the Closing of the transactions contemplated by this Agreement, to comply with and perform, and hereby independently represent and warrant that as of the Closing they will have complied with and performed, the following covenants and undertakings.

             6.1 NO DISTRIBUTIONS TO SELLING SHAREHOLDERS. The Company will not pay or declare any dividend on, or make any other distribution of, any of its assets of any kind whatsoever to the Selling Shareholders, or redeem, purchase or otherwise acquire any of its capital stock.

             6.2 ISSUANCE OF CAPITAL STOCK. The Company will not issue any stock, or grant any stock options or warrants to purchase stock, or issue any securities convertible into its capital stock, for consideration or otherwise, except as provided for in this Agreement.

             6.3 ARTICLES OF INCORPORATION AND BY-LAWS. The Company will not amend or alter in any way its Articles of Incorporation or By-Laws, except to change the name of the Company, without the prior written consent of the Purchaser.

             6.4 OPERATIONS OF THE COMPANY. Except as contemplated by this Agreement, the Company will conduct its business and operations only in the ordinary course. Without limiting the generality of the foregoing, and except as contemplated by this Agreement, prior to the Closing Date, without the prior written consent of the Purchaser, the Company will not take any action which would result in a breach of any representation or warranty contained in Article 4, "Representations and Warranties of Selling Shareholders," and Article 5, "Representations and Warranties of the Company," as if such representations and warranties were by their terms applicable to such period.

             6.5 TERMINATION OF INTEREST IN THE COMPANY SHARES. The Selling Shareholders shall take such actions as are necessary to ensure that as of the Closing Date they have full right and title to, and rights to convey, all the issued and outstanding shares of the capital stock of the Company and there shall be no outstanding options on, rights to or claims regarding the capital stock of the Company.

                                    ARTICLE 7

               POST-CLOSING COVENANTS BY THE SELLING SHAREHOLDERS

             7.1 RESALE OF PURCHASER SHARES. The Selling Shareholders hereby agree that for a period of one (1) year after the receipt of the Purchaser Shares, the Selling Shareholders will not offer or sell any of Purchaser Shares, except with the prior written consent of the Purchaser, pursuant to an available exemption under the Securities Act or to a registration statement. If the Purchaser has registered the sale of the Purchaser Shares held by the Selling Shareholders with the SEC. In the case of such registration, the Purchaser's consent for any such offer and sale shall not be unreasonably withheld, even if such sale is made before the first anniversary of the issuance of the Purchase Shares. After expiration of said one-year period, any sale of the Purchaser Shares must be pursuant to an available exemption from the Securities Act and shall also be subject to the Purchaser's consent, which consent shall not be unreasonably withheld. The Selling Shareholders agree to retain a copy of any letter referenced above for a reasonable period and to furnish a copy thereof to the Purchaser within ten (10) days after completion of any sale. As used herein, "U.S.A." and "U.S. Person" shall have the same meanings as in the certificate legend set forth in Section 8.1.

                                    ARTICLE 8

                                 SECURITIES LAWS

             8.1 CERTIFICATES EVIDENCING PURCHASER SHARES. The Purchaser Shares delivered to the Selling Shareholders pursuant to Section 2.1, "Purchase and Sale," shall be in registered form and bear the following legend:

             "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND, EXCEPT PURSUANT TO AN EXEMPTION THEREFROM OR REGISTRATION OF THE SHARES UNDER SUCH ACT, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA, INCLUDING THE STATES AND POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION (THE "U.S.A."), OR TO CITIZENS OR RESIDENTS OF THE U.S.A., CORPORATIONS, PARTNERSHIPS OR OTHER ENTITIES CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE U.S.A. OR ESTATES OR TRUSTS THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARD LESS OF ITS SOURCE ("U.S. PERSONS"). SPECIFIC RESTRICTIONS ON REOFFERS AND RESALES OF THE SHARES ARE SET FORTH IN

             SECTION 7.1 OF THE STOCK PURCHASE AGREEMENT UNDER WHICH THESE SHARES WERE ISSUED, TO WHICH THE OWNER OF SUCH SHARES, BY ACCEPTANCE HEREOF, ASSENTS. COPIES OF THE FORM OF SECTION 7.1 OF SUCH STOCK PURCHASE AGREEMENT CAN BE OBTAINED FROM THE SECRETARY OF THE CORPORATION UPON REQUEST."

             8.2 REPRESENTATION AND WARRANTY BY THE SELLING SHAREHOLDERS. The Selling Shareholders, represent and warrant to the Purchaser that:

                         8.2.1 The  Selling  Shareholders  have  been  furnished
information concerning the Purchaser in the Disclosure Statement, including the Purchaser's Financial Statements, have had an opportunity to discuss the Purchaser's business and affairs with its executives in order to secure such further information about the Purchaser as the Selling Shareholders have desired to receive and have not looked to the Purchaser, or any agents or employees of the Purchaser, to provide them with any information except for such documents as have been specifically requested and delivered prior to the date of this Agreement;

                         8.2.2  The  Selling  Shareholders  have  knowledge  and
experience in financial and business matters such that they are capable of evaluating the merits and risks of the prospective investment in the Purchaser Shares to be received hereunder;

                         8.2.3  The  Selling   Shareholders   are  and  will  be
accepting the Purchaser Shares for their respective own accounts for investment and not with a view to, or for sale in connection with, any distribution of the Purchaser Shares; and

                         8.2.4 The Selling  Shareholders  acknowledge  that they
are aware that the Purchaser Shares have not been registered under the Securities Act, that the Purchaser Shares may not be offered or sold within the U.S.A. or to U.S. Persons (as defined in the legend contained in Section 8.1) unless an exemption from such registration is available or that the Purchaser has registered the Purchaser Shares under the Securities Act, and that, accordingly, it must bear the economic risk of the investment in the Purchaser Shares for an indefinite period of time.

                                    ARTICLE 9

              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

             The obligations of the Purchaser under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by the Purchaser:

             9.1 REPRESENTATIONS AND WARRANTIES ACCURATE. All representations and warranties of the Selling Shareholders and the Company contained in this Agreement shall have been true in all material respects when made, and also at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date. The Selling Shareholders shall furnish the Purchaser with a certificate, dated the Closing Date and signed on behalf of the Company by a duly authorized officer thereof, and by the Selling Shareholders, stating the above in such form as the Purchaser may reasonably request. Acceptance of the Purchaser Shares by the Selling Shareholders shall constitute an affirmation by the Selling Shareholders of the truth, as of the Closing Date, of the representations and warranties made by them in this Agreement. Any Supplemental Disclosure Schedules prepared by the Selling Shareholders and delivered to the Purchaser after June 25, 1998 shall be subject to review and acceptance by the Purchaser as of the Closing Date, in its sole discretion.

             9.2 PERFORMANCE BY THE SELLING SHAREHOLDERS AND THE COMPANY.

                         9.2.1 The Selling  Shareholders  and the Company  shall
have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them, and the Selling Shareholders shall deliver a certificate to that effect, dated the Closing Date and signed in the manner set forth in Section 9.1, "Representations and Warranties Accurate."

                         9.2.2 The  Selling  Shareholders  shall  deliver to the
Purchaser evidence that they have full right and title to, and rights to convey, the Company Shares and that there are no outstanding options on, rights to or claims regarding the capital stock of the Company.

             9.3 LEGAL PROHIBITION. On the Closing Date, there shall exist no injunction or final judgment, law or regulation prohibiting the consummation of the transactions contemplated by this Agreement.

             9.4 TENDER OF ALL OUTSTANDING THE COMPANY SHARES. The Selling Shareholders shall, pursuant to this Agreement, tender the Company Shares to the Purchaser at the Closing in transferrable form acceptable to the Purchaser in accordance with Article 2, "Purchase and Sale."

             9.5 FINANCIAL CONDITIONS. The review of the Company Financial Statements shall not have revealed any matter which, in the reasonable business judgment of the Purchaser, makes the transactions contemplated by this Agreement on the terms herein set forth inadvisable for the Purchaser.

                                   ARTICLE 10

 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING SHAREHOLDERS AND THE COMPANY

             The obligations of the Selling Shareholders and the Company under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by the Selling Shareholders and the Company:

             10.1 REPRESENTATIONS AND WARRANTIES ACCURATE. All representations and warranties of the Purchaser contained in this Agreement shall have been true in all material respects when made, and also at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date. The Purchaser shall deliver to the Selling Shareholders a certificate, dated as of the Closing Date and signed by an officer of the Purchaser, stating the above in such form as the Selling Shareholders may reasonably request. Acceptance of the Company Shares by the Purchaser shall constitute an affirmation by the Purchaser of the truth, as of the Closing Date, of the representations and warranties made by the Purchaser in this Agreement. Any Supplemental Disclosure Schedules prepared by the Purchaser and delivered to the Selling Shareholders after June 26, 1998 shall be subject to review and acceptance by the Selling Shareholders as of the Closing Date, in their sole discretion.

             10.2 REVERSE STOCK SPLIT AND POST-CLOSING CAPITALIZATION. The Purchaser shall effect a reverse split of its shares of Common Stock outstanding immediately prior to the Closing on a three for two basis so that for every three shares a shareholder owns prior to the split, the shareholder will receive two shares. Accordingly, immediately prior to the Closing the Purchaser will have 1,000,000 of Common Stock issued and outstanding and will issue 9,000,000 shares of its Common Stock to the Selling Shareholders at the Closing. Therefore, the ownership of the Purchaser's issued and outstanding Common Stock immediately after the Closing will be as set forth in Schedule 10.2

             10.3 PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date, and there shall be delivered to the Selling Shareholders a certificate to that effect, dated the Closing Date and signed in the manner set forth in Section 10.1, "Representations and Warranties Accurate."

             10.4 LEGAL PROHIBITION. On the Closing Date, there shall exist no injunction or final judgment, law or regulation prohibiting the consummation of the transactions contemplated by this Agreement.

             10.5 LEGAL OPINION. On the Closing Date, the Purchaser shall deliver an opinion to the Selling Shareholders from its legal counsel in form attached as Exhibit 10.4 hereto.

             10.6  ISSUANCE  OF  THE  PURCHASER  SHARES.  The  Purchaser  shall,
pursuant  to  this  Agreement,   issue  the  Purchaser  Shares  to  the  Selling
Shareholders at the Closing in accordance with Article 2, "Purchase and Sale."

             10.7 APPROVAL OF  SHAREHOLDERS.  The  shareholders of the Purchaser
shall  have  approved  the  transactions   contemplated  in  this  Agreement  in
accordance with Nevada law.

             10.8 FINANCIAL CONDITIONS. The review of the Purchaser Financial Statements shall not have revealed any matter which, in the reasonable business judgment of the Selling Shareholders, makes the transactions contemplated by this Agreement on the terms herein set forth inadvisable for the Selling Shareholders.

                                   ARTICLE 11

                                     CLOSING

             11.1 CLOSING DATE. The Closing Date shall be July 10, 1998, or such later date as the Purchaser and Selling Shareholders may mutually select, but in no event later than July 30, 1998. No extension of the Closing Date beyond July 30, 1998 shall be made unless mutually agreed between the parties to this Agreement. Such agreement to extend the Closing Date shall be deemed sufficient if executed by the Purchaser, the Selling Shareholders and the Company.

             11.2 DELIVERIES BY THE PURCHASER ON THE CLOSING DATE. The Purchaser shall deliver to the Selling Shareholders at Closing:

                         11.2.1 The certificates  contemplated by Sections 10.1,
"Representations and Warranties Accurate," and 10.2, "Performance by the Purchaser";

                         11.2.2   The  share   certificates   representing   the
Purchaser Shares; and

                         11.2.3 The  resignations  of the directors and officers
of the Purchaser effective immediately upon the Closing and appointment of the new directors as specified in Article 14, "Post-Closing Covenants by the Purchaser."

             11.3 DELIVERIES BY THE SELLING SHAREHOLDERS ON THE CLOSING DATE. The Selling Shareholders shall deliver to the Purchaser at Closing:

                         11.3.1 The  certificates  contemplated by Sections 9.1,
"Representations and Warranties Accurate," and 9.2, "Performance by the Selling Shareholders and the Company";

                         11.3.2 The  original  minute  book,  stock record book,
seal of the Company and all books and records of the Company; and

                         11.3.3 The share  certificates  representing all of the
Company Shares held by the Selling Shareholders, with attached stock powers duly executed by the Selling Shareholders.

                                   ARTICLE 12

                                   TERMINATION

             12.1 TERMINATION EVENTS. This Agreement may be terminated and abandoned, by notice given by the Purchaser, or by the Selling Shareholders and the Company, as the case may be, in the manner hereinafter provided:

                         12.1.1  By  the  Purchaser,  if  without  fault  of the
Purchaser all of the conditions set forth in Article 9, "Conditions Precedent to Obligations of the Purchaser," shall not have been satisfied (or are incapable of being satisfied) on or before the Closing Date and have not been waived by the Purchaser on or before such date;

                         12.1.2 By the Selling  Shareholders and the Company, if
without their fault all of the conditions set forth in Article 10, "Conditions Precedent to Obligations of the Selling Shareholders and the Company,"shall not have been satisfied (or are incapable of being satisfied) on or before the Closing Date and have not been waived by the Selling Shareholders and the Company on or before such Date;

                         12.1.3  By the  mutual  consent  and  agreement  of the
Purchaser, the Selling Shareholders and the Company; and

                         12.1.4  By  either  the  Purchaser  or by  the  Selling
Shareholders and the Company if after completion of their respective due diligence of each other either the Purchaser or the Selling Shareholders and the Company for any reason are not satisfied with the results of their respective due diligence investigations of the other party and give notice to the other party to such effect. The parties shall complete their respective due diligence investigations on or before the Closing Date and if the Selling Shareholders and the Company or the Purchaser fail to give such notice on or before the foregoing date, they shall be deemed to be satisfied with their respective due diligence examinations for purposes of this Paragraph 12.1.4.

             12.2 RELATIONSHIPS WITH THIRD PARTIES. In consideration of the undertaking by the parties of the substantial legal, accounting and other expenses incident to their entering into this Agreement and proceeding toward the Closing, the parties agree that until the Closing Date or upon earlier termination of this Agreement, they will not enter into or pursue any arrangements or negotiations with any other party relative to the sale or merger of the Company into any other party or any sale of assets for control relative to any extraordinary transaction involving the Company without the consent of the Purchaser.

             12.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 12.1, "Termination Events," this Agreement shall forthwith become void, and there shall be no liability or continuing obligations on the part of the parties hereunder.

                                   ARTICLE 13

                                 INDEMNIFICATION

             13.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS. The representations and warranties made by the parties in this Agreement and in the certificates delivered at the Closing, and all of the covenants of the parties in this Agreement, shall survive the execution and delivery of this Agreement and the Closing Date and (except for those contained in Sections 3.6, 4.3, 4.5, 4.15 and 7.1 and any substantially identical representations, warranties and covenants effectively made in Article 5 or in any certificate delivered at the Closing) shall expire on the last day of the thirtieth full calendar month following the Closing Date. Any claim for indemnification (other than a claim based upon Sections 3.6, 4.3 or 4.5, which can be asserted at any time, or based upon Section 4.15, which can be asserted within the limit provided therein, or based on Section 7.1, which can be asserted prior to the last day of the thirtieth full calendar month following the Closing Date) shall be effective only if notice of such claim is given by the party claiming indemnification or other relief to the party against whom such indemnification or other relief is claimed before said expiration date.

             13.2 INDEMNIFICATION BY THE PURCHASER AND HOFER.

                         13.2.1 The  Purchaser  and Hofer agree to indemnify and
hold the Selling Shareholders harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities or damages (including reasonable attorneys' fees) incurred by the Selling Shareholders that result from any misrepresentation or breach of the warranties by the Purchaser in Article 3, "Representations and Warranties of the Purchaser,"or any breach or nonfulfillment of any agreement or covenant on the part of the Purchaser contained in this Agreement, and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys' fees.

                         13.2.2 In no event shall  liability of the Purchaser or
Hofer under Section 13.2.1 above to the Selling Shareholders (other than for costs and reasonable attorneys' fees incurred by such Selling Shareholders to which they may be entitled pursuant to Section 13.5, "Arbitration," or Section 15.2.3)(i) exceed the total value of the Company Shares which have been (and will, pursuant to the formula of Article 2 hereof, be required to be) delivered to the Purchaser, which value shall be deemed to be $7,000,000 for purposes of this Paragraph 13.2.2. or (ii) exceed, in the case of Hofer, $750,000 if the loss, liability or damage arises from a matter addressed in the legal opinion attached as Exhibit 10.4 hereto. Further, Hofer shall have no liability under Paragraph 13.2.1 above to the Selling Shareholders for the failure of the Purchaser to satisfy any post-closing covenant.

                         13.2.3  Notwithstanding  the  provisions  of  Paragraph
13.2.1 above, the Selling Shareholders shall be entitled to seek indemnification from the Purchaser pursuant to Paragraph 13.2.1 of this Section 13.2 only to the extent that the aggregate of the losses, liabilities, costs and damages (including reasonable attorneys' fees) incurred by the Selling Shareholders which they would be entitled to claim under such Paragraph 13.2.1 exceeds $25,000.

             13.3 INDEMNIFICATION BY THE SELLING SHAREHOLDERS.

                         13.3.1 The Selling  Shareholders,  on a joint and not a
several basis, agree to indemnify and hold the Purchaser harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities, costs or damages (including reasonable attorneys' fees) incurred by the Purchaser resulting from (i) any breach of its representations and warranties in Section 4.3, "Title,"or (ii) any breach or nonfulfillment of their covenants in Article 7, "Post-Closing Covenants By the Selling Shareholders."

                         13.3.2 The Selling  Shareholders,  on a joint and not a
several basis, agree to indemnify and hold the Purchaser harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities or damages (including reasonable attorneys' fees) incurred by the Purchaser resulting from any misrepresentation or breach of its warranties in Article 4, "Representations and Warranties of Selling Shareholders," Article 5, "Representations and Warranties of the Company," or Article 8, "Securities Laws," (other than Section 4.3), or any breach or nonful fillment of any agreement or covenant on the part of the Selling Shareholders contained in this Agreement (other than those in Article 7, "Post-Closing Covenants By the Selling Shareholders") and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys' fees. In addition, in the event that any matter covered by indemnification is clearly also covered by insurance held by the Company, the Purchaser shall cause the Company to make reasonable efforts to recover on such insurance in mitigation of its indemnification claim.

                         13.3.3  Notwithstanding  the  provisions  of  Paragraph
13.3.2 above, the Purchaser shall be entitled to seek indemnification from the Selling Shareholders pursuant to Para graph 13.3.2 of this Section 13.3 only to the extent that the aggregate of the losses, liabilities, costs and damages (including reasonable attorneys' fees) incurred by the Purchaser which it would be entitled to claim under such Paragraph 13.3.2 exceeds $25,000. In no event shall the liability of the Selling Shareholders under Paragraph 13.3.1 and
13.3.2 above to the Purchaser (other than for costs and reasonable attorneys' fees incurred by the Purchaser to which the Purchaser may be entitled pursuant to Section 13.5, "Arbitration"or Section 15.2.3) exceed $750,000 in aggregate to the Selling Shareholders.

             13.4 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold the Purchaser harmless, from and after the Closing Date, against and in respect of all matters in connection with any losses, liabilities or damages (including reasonable attorneys' fees) incurred by the Purchaser resulting from any misrepresentation or breach of its warranties in Article 5, and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys' fees; provided, however, that the Purchaser shall not be entitled to make a claim against the Company (i) to the extent that such claim could not be asserted against the Selling Shareholders because excluded from indemnification under the provisions in Paragraph 13.3.2 or (ii) if resolved against the Purchaser pursuant to the procedures provided in Section 13.5, "Arbitration." Subject to the foregoing, the liability of the Company hereunder is separate and independent of any liability of the Selling Shareholders. Nothing herein shall require the Purchaser to assert its indemnification rights against the Company prior to asserting its indemnification rights against the Selling Shareholders, and either or both rights may be pursued by the Purchaser independently, in such priority as the Purchaser may in its discretion decide, or jointly. No agreement between the Purchaser and the Company shall be binding upon or have any evidentiary value in any dispute between the Purchaser and the Selling Shareholders.

             13.5 ARBITRATION. If the Purchaser believes that a matter has occurred that entitles it to indemnification under Section 13.3, "Indemnification by the Selling Shareholders," or Section 13.4, "Indemnification by the Company,"or the Selling Shareholders believe that a matter has occurred that entitles them to indemnification under Section 13.2, "Indemnification by the Purchaser," it (the "Indemnified Party") shall give notice to the party or parties against whom indemnification is sought (each, an "Indemnifying Party") describing such matter in reasonable detail. The Indemnifying Party shall be entitled to give such notice prior to the establishment of the amount of its losses, liabilities, costs or damages, and to supplement its claim from time to time thereafter by further notices as they are established. The Indemnifying Party shall respond to such claim for indemnification within thirty (30) days after receipt of the claim stating its acceptance or objection to the indemnification claim, and explaining its position in respect thereto in reasonable detail. If such Indemnifying Party does not timely so respond, it will be deemed to have accepted the Indemnified Party's indemnification claim as specified in the notice given by the Indemnified Party. If the Indemnifying Party gives a timely objection notice, then the parties will negotiate in good faith to attempt to resolve the dispute, and upon the expiration of an additional thirty (30) day period from the objection notice or such longer period as to which the Indemnified and Indemnifying Parties may agree, any such dispute may be submitted to arbitration in Santa Clara County, California to a member of the American Arbitration Association mutually appointed by the Indemnified and Indemnifying Parties (or, in the event the Indemnified and Indemnifying Parties cannot agree on a single such member, to a panel of three
(3) members of such Association selected in accordance with the rules of such Association), who may promptly arbitrate such dispute in accordance with the rules of such Association and report to the parties upon such disputed items, and such report shall be final, binding and conclusive on the parties. Judgment upon .the award by the arbitrator(s) may be entered in any court having jurisdiction. The prevailing party in any such arbitration shall be entitled to recover from, and have paid by, the other party hereto all fees and disbursements of such arbitrator or arbitrators. For this purpose, a party shall be deemed to be the prevailing party only if such party would be deemed to be a prevailing party under Section 15.2.3.

             13.6 NO FINDERS. Except as set forth in Schedule 13.6, the Purchaser represents and warrants to the Selling Shareholders, and the Selling Shareholders represent and warrant to the Purchaser, respectively, that they have not become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement. The Purchaser agrees to indemnify and hold the Selling Shareholders harmless from any breach of the Purchaser's representation in the previous sentence, and the Selling Shareholders agree to indemnify and hold the Purchaser harmless from any breach of their representation in the previous sentence.

             13.7 THIRD PERSON CLAIM PROCEDURES. If a third person asserts a claim against a party to this Agreement, and it is intended to seek indemnification against another party or parties (the "Indemnifying Party") under the provisions of this Article 13 in connection with the matter involved in such claim, the party intending to seek such indemnification (the "Indemnified Party") shall promptly, but in no event later than ten (10) days prior to the time at which an answer or other responsive pleading or notice with respect to the claim is required, notify the Indemnifying Party of such claim. The Indemnifying Party shall have the right at its election to take over the defense or settlement of such claim by giving prompt notice to the Indemnified Party that it will do so, such election to be made and notice given in any event at least 24 hours prior to the time at which an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval, not to be unreasonably withheld), will be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of the claim to the extent it produces damage or loss to the Indemnified Party. The Indemnifying Party shall not settle such claims without prior notice to and consultation with the Indemnified Party, and no such settlement involving any injunction or material and adverse effect on the Indemnified Party may be agreed to without its consent. So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. If the Indemnifying Party does not make such election, or having made such election does not proceed diligently to defend such claim prior to the time at which an answer or other responsive pleading or notice with respect thereto is required, or does not continue diligently to contest such claim, then the Indemnified Party may take over defense and proceed to handle such claim in its exclusive discretion, and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. The parties agree to cooperate in defending such third party claims, and the defending party shall have access to records, information and personnel in control of the other part which are pertinent to the defense thereof. The Purchaser, the Company, the Selling Shareholders and Hofer do not know of any such third party or any pending or threatened third party claim.

             13.8 LIMITATION OF REMEDIES.

                         13.8.1  Except as provided in Paragraph  13.8.2 of this
Section 13.8, if the parties choose to arbitrate, the parties understand that this requires that all disputed claims will be submitted to arbitration in accordance with Section 13.5, "Arbitration." In such case, no party to this Agreement shall be liable to any other party or parties or have any remedies against any other party or parties under this Agreement other than through arbitration as provided in this Article 13. If the parties choose not to arbitrate under Section 13.5, "Arbitration," except as provided in Paragraph
13.8.2 of this Section 13.8, they may pursue any remedy at law or equity.

                         13.8.2  Notwithstanding  the  provisions  of  Paragraph
13.8.1 of this Section 13.8, the Purchaser shall, in addition to rights to indemnification provided in this Article 13, be entitled to such equitable remedies for any breach of Article 7 of this Agreement as are available under applicable law. Such remedies shall not be subject to arbitration, except that if the Purchaser elects to submit any dispute over a claim for equitable relief to arbitration in accordance with California law, such dispute will be submitted for and decided by arbitration. In such event, arbitrators shall be chosen in the manner set forth in Section 13.5, "Arbitration."

                                   ARTICLE 14

                     POST-CLOSING COVENANTS BY THE PURCHASER

             With respect to its post-Closing operation of the Company, the Purchaser covenants to and agrees with the Selling Shareholders as follows:

             14.1 ELECTION OF DIRECTORS OF THE PURCHASER. The Purchaser and its directors shall nominate and vote for the election Theodore S. Li, Betty Li, Hui Lee and Jey Hsin Yao as directors of the Purchaser and shall not vote for the removal of, and vote for the reappointment through the 1999 Fiscal Year of, such individuals as directors. Accordingly, after the Closing the directors of the Purchaser will be Theodore S. Li, Betty Li, Hui Lee and Jey Hsin Yao.

             14.2 ELECTION OF DIRECTORS OF THE COMPANY. The Purchaser and its directors shall nominate and vote for the election of Theodore S. Li, Betty Li, Hui Lee and Jey Hsin Yao as directors of the Company and shall not vote for the removal of, and vote for the reappointment through the 1999

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
Fiscal Year, of such individuals as directors. Accordingly, after the Closing the directors of the Company will be Theodore S. Li, Betty Li, Hui Lee and Jey Hsin Yao.

             14.3 LISTING IN STANDARD & POOR'S CORPORATE REPORTS. The Purchaser shall use its best efforts in listing the Purchaser in Standard & Poor's Corporate Reports "(Standard & Poor") and qualify its Common Stock for trading in the states listed in Schedule 14.3 through the listing of the Company through Standard & Poor's.

             14.4 CONSULTING SERVICES. Hofer will use his best efforts to introduce the Purchaser to an investment banking relationship and advise and assist the Company in connection with a secondary public offering of its equity securities.

                                   ARTICLE 15

                                  MISCELLANEOUS

             15.1 ACCESS AND INFORMATION.

                         15.1.1 The Company and the  Purchaser  shall provide to
each other and their respective counsel, accountants and other representatives reasonable access upon reasonable notice during normal business hours during the period between the date hereof and the Closing Date, to all of the properties, books, records, contracts and commitments of each other, and shall furnish, or, authorize their respective counsel and accountants to furnish, to the Purchaser or the Company, as the case may be, and their respective representatives all such information as the parties may reasonably request of each other. The Purchaser hereby has the permission of the Company to contact and carry on discussions with the customers, prospective customers, suppliers, employees and all persons and entities under contract with the Company upon reasonable notice. Both the Purchaser and the Company and Selling Shareholders will cooperate with all reasonable requests by the other party for information and shall use their best efforts to secure the cooperation of third parties who may be reasonably requested to furnish such information to each other.

                         15.1.2 The  Purchaser  and the  Company and the Selling
Shareholders shall keep all Confidential Information derived from the other party relating to their respective businesses confidential pending the Closing of the transaction contemplated by this Agreement. The Purchaser and

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
Selling Shareholders shall, and the Purchaser and Selling Shareholders shall cause their respective officers, directors, agents and representatives to, keep all Confidential Information derived from the other party relating to the business of the Purchaser and the Company confidential until the Confidential Information is made public by the party owning or controlling the Confidential Information or the Confidential Information otherwise becomes publicly known.

                         15.1.3 If this Agreement should be terminated  pursuant
to Article 12, the Purchaser and the Selling Shareholders shall return all such Confidential Information which they have received from the other party and shall not disclose or use such information in any manner, except to the extent required to so disclose the same by law and except for information already publicly available.

             15.2 EXPENSES.

                         15.2.1 The Purchaser  shall be solely  responsible  for
paying its own expenses and costs incident to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement, and shall have no obligation for paying such expenses or costs of the other parties.

                         15.2.2  The  Company  shall be solely  responsible  for
paying its own expenses and costs, and those of the Selling Shareholders, incident to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement. The Selling Shareholders shall have no obligation to reimburse the expenses or costs of the Purchaser.

                         15.2.3  Notwithstanding  any  of the  other  provisions
hereof, in the event of arbitration and/or litigation with respect to the interpretation or enforcement of this Agreement or any provisions hereof, the prevailing party in any such matter shall be entitled to recover from the other party his or its reasonable costs and expense, including reasonable attorneys' fees, incurred in such arbitration and/or litigation. For purposes of this Paragraph 15.2.3, a party shall be deemed to be the prevailing party only if such party (A)(i) receives an award or judgment in such arbitration or (ii) is ordered to pay the other party or (B)(i) succeeds in having imposed a material equitable remedy on the other party (such as an injunction or order compelling specific performance), or (ii) succeeds in defeating the other party's request for such an equitable remedy.

             15.3 ASSIGNMENT. The rights and obligations of any party under this Agreement may not be assigned or transferred without the prior written consent of the Purchaser or the Selling Shareholders, as the case may be. Any assignment in violation of this paragraph shall be void.

             15.4 CHOICE OF LAWS. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of California.

             15.5 JURISDICTION; AGENTS FOR SERVICE OF PROCESS. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto brought in the courts of the State of California, Santa Clara County, or in the appropriate United States District Court for such County and, by execution and delivery of the Agreement, each of the parties to this Agreement accepts for himself or itself the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

             15.6   CAPTIONS.   Captions  and  headings   used  herein  are  for
convenience only and shall not be used in construing or interpreting this Agreement.

             15.7 GENDER AND NUMBER. Whenever the context of this Agreement so requires, the masculine gender includes the feminine or neuter, the neuter includes the masculine or feminine, and the singular number includes the plural.

             15.8 SEVERABILITY. Each provision hereof is severable from this Agreement, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. If
Section 7.1, "Resale of Purchaser Shares," is declared excessively broad, as to time, area or otherwise, it shall be construed as limited to the broadest time, area or other scope permitted by applicable law.

             15.9 NO THIRD-PARTY BENEFICIARIES. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties thereto, respectively, as their interests appear, and shall not be deemed for the benefit of any other person.

             15.10 AMENDMENT. This Agreement may be amended only by the mutual written agreement of the Purchaser, the Selling Shareholders and the Company. Any such written amendment executed as set forth in the preceding sentence shall be binding upon all parties hereto. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be deemed a waiver of any such provision, nor in any way affect the validity of this Agreement or any part thereof.

             15.11   SUCCESSORS   AND   ASSIGNS.   Subject  to   Section   15.3,
"Assignment," this Agreement shall be binding upon and inure to the benefit of the successors and assigns and heirs of the parties hereto.

             15.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             15.13 ENTIRE AGREEMENT. This Agreement and its Schedules constitute the entire contract among the parties hereto with respect to the subject matter thereof, superseding all prior communications and discussions, and no party hereto shall be bound by any communication on the subject matter hereof unless such is in writing signed by any necessary party thereto and bears a date subsequent to the date hereof. The exhibits and schedules shall be construed with and deemed as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Information set forth in any exhibit, schedule or provision of this Agreement shall be deemed to be set forth in every other exhibit, schedule or provision of this Agreement and therefore shall be deemed to be disclosed for all purposes of this Agreement.

             15.14 PUBLIC ANNOUNCEMENTS. Through the Closing Date no party shall issue any press release or public announcement in connection with this Agreement or the transactions contemplated hereby without prior notice to and written consent of the other party.

             15.15 FURTHER ASSURANCES. Each of the parties hereto shall use commercially practicable efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including obtaining any consents necessary for the performance of such party'S obligations hereunder) and to consummate the transactions contemplated hereby, and shall execute and deliver such further instruments and provide such documents as are necessary to effect this Agreement.

             15.16 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be validly given if delivered personally, or if delivered by courier, or if delivered by telex or telecopier with receipt confirmed, or if sent by certified or registered air mail return receipt requested, addressed, if to the Purchaser to:

                                Wildfire Capital Corporation
                                Gainey Ranch Corporate Center
                                8800 North Gainey Center Drive
                                Suite 256
                                Scottsdale, Arizona  85258

             with a copy to:    Gary R. Henrie, Esq.
                                Lehman, Jensen & Donahue, L.C.
                                620 Judge Building
                                8 East Broadway
                                Salt Lake City, Utah 84111-2204

or to such other person or at such other place as the Purchaser shall furnish to the Selling Shareholders in writing; if to the Selling Shareholders or the Company to them at:

                                Pacific Magtron, Inc.
                                Attn:  Theodore S. Li
                                1600 California Circle
                                Milpitas, California  94035

             with a copy to:    Christian J. Hoffmann, III, Esq.
                                Streich Lang, P.A.
                                Renaissance One
                                Two North Central Avenue
                                Phoenix, Arizona  85004

or to such other person or at such other place as the Selling Shareholders shall furnish the Purchaser in writing. Notice given by telex shall be deemed delivered when received as evidenced by their answer back. Notice given by telecopier shall be deemed delivered when receipt thereof is confirmed by subsequent telephone call. Notice given by certified or registered air mail as set out above shall be deemed delivered at the earlier of (i) actual receipt as evidenced by the return receipts, or (ii) five (5) business days after the date the same is postmarked (if postmarked in the United States and addressed to a recipient in the United States) or seven (7) business days after the date the same is postmarked (if postmarked outside the United States or addressed to a recipient outside the United States).

             IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                            SELLING SHAREHOLDERS:

                                            /s/ Theodore S. Li
                                            ------------------------------------
                                            THEODORE S. LI

                                            /s/ Hui Lee
                                            ------------------------------------
                                            HUI LEE


                                            COMPANY:

                                            PACIFIC MAGTRON, INC.,
                                            a California corporation

                                            By /s/ Theodore S. Li
                                              ----------------------------------
                                                Theodore S. Li
                                                Its President

                                            PURCHASER:

                                            WILDFIRE CAPITAL CORPORATION,
                                            a Nevada corporation

                                            By /s/ Tom Hofer
                                              ----------------------------------
                                                Tom Hofer
                                                Its President


                                            AS TO SECTIONS 3.17.2.3 AND 13.2 AND
                                            ARTICLE 14 ABOVE:

                                            /s/ Thomas Hofer
                                            ------------------------------------
                                            Thomas Hofer